Exhibit 10.25

Promissory Note

$1,250,000.00	June 11, 2010

          For Value Received and intending to be legally bound, the undersigned, LATTICE, INCOPORATED, a Delaware corporation, with offices at 7150 N. Park Drive, Suite 500, Pennsauken, NJ 08109, and LATTICE GOVERNMENT SERVICES, INC. (formerly known as Ricciardi Technologies, Inc.), a corporation of the Commonwealth of Virginia with offices at 2411 Dulles Corner Park, Suite 220, Herndon, VA 20171 (each individually a “Maker”; and collectively, the “Makers’’), promise to pay, in lawful money of the United States of America, to the order of I. WISTAR MORRIS (the “Payee”), at the offices of Payee at Suite 300, 4 Tower Bridge, 200 Barr Harbor Drive, West Conshohocken, PA 19428 (or at such other address as Payee may designate), the principal sum of One Million Two Hundred Fifty Thousand Dollars ($1,250,000.00) on or before June 30, 2012 (the “Term”).

          This Note shall evidence Makers’ unconditional obligation to pay to Payee certain sums due by Makers to Payee and is subject to the Security Agreement of even date entered into by the parties (the “Security Agreement”).

          During the Term, Makers shall pay the Payee interest on the principal sum outstanding (“Principal Sum”) at a rate of 12% per year, payable as follows:

(a)	The first interest payment on the Principal Sum shall be made on June 30, 2010;

(b)
Thereafter interest on the Principal Sum shall be paid quarterly commencing with the quarter ending September 30, 2010 with the final interest payment to be made concomitantly with the final payment of the Principal Sum.

(c)	Interest on the Principal Sum shall be calculated daily on the amount thereof outstanding for each day of June, 2010 and thereafter on each day of the quarter during which interest is due.

          Makers shall be obligated to prepay the Principal Sum upon the receipt of payment by Action Capital Corporation (“Action”) from amounts received from time to time on account of the contract rights, or accounts receivable, as the case may be, described on Exhibit “A” attached hereto and made a part hereof; provided, however, notwithstanding any provision of this Note, the Security Agreement or the Intercreditor Agreement, described below, to the contrary, any act or omission by Action shall not be deemed an Event of Default. These contract rights and/or accounts receivable are the subject of an Intercreditor Agreement, dated June 11, 2010 (the “Intercreditor Agreement”) between said Action and Payee. Makers shall (i) invoice the US Government the contract rights listed on Exhibit “A” no later than June 30, 2010, (ii) notify Payee of the invoice numbers within two (2) business days of the rendering of such invoices, and (iii) provide Payee with copies of the invoices.

          Makers agree to make all payments of interest when due on this Note by wire transfer to Payee at the following account:

Wachovia Bank
3442 Orange Ave., NE
Roanoke, VA 24012
ABA [Redacted - Confidential]
Beneficiary: First Clearing, LLC
Acct. #: [Redacted - Confidential]
Further Credit: I. Wistar Morris, Acct #[Redacted - Confidential]

          This Note shall evidence Makers’ unconditional obligation to pay to Payee certain sums due by Makers to Payee.

          The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

                    (a)    Makers fails to pay within ten (10) business days to Payee when due any principal or other payment on this Note;

                    (b)    Either Maker shall breach or violate any obligation, covenant, term or condition of this Note or of the Security Agreement, and shall fail to cure such breach within 10 days after written notice thereof by Payee to Makers;

                    (c)    Either Maker (1) applies for or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of either Maker or of all or a substantial part of its property, (2) admits in writing its inability, or be generally unable, to pay its debts as such debts become due, (3) makes a general assignment for the benefit of its creditors, (4) commences a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (5) files a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, or (6) is a party to any merger, consolidation, division, liquidation or dissolution;

                    (d)    A proceeding or case shall be commenced, without the application or consent of Maker, in any court of competent jurisdiction, seeking (1) the liquidation, reorganization, dissolution, winding-up or composition or readjustment of debts of either Maker, which proceeding or case is not dismissed within forty-five (45) days, (2) the appointment of a trustee, receiver, custodian, liquidator or the like of either Maker, or of all or any material part of its assets, or (B) an order, judgment or decree approving or ordering any of the foregoing shall be entered, or an involuntary case under the Federal Bankruptcy Code shall be commenced against either Maker and such proceeding is not dismissed within forty-five (45) days; or

                    (c)    Either Maker ceases to conduct, or any court or governmental authority enters an injunction, order or decree compelling either Maker to cease conducting, all or a substantial portion of its business operations and such injunction, order or decree is not stayed.

          If an Event of Default shall have occurred, the outstanding Principal Sum shall thereafter bear interest at the rate of fifteen percent (15%) per annum, and Payee may, at any time in its discretion, do any one or more of the following:

                    (a)           declare all obligations of every kind under this Note to be, and all such obligations shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Makers; and

                    (b)           exercise any and all other options, rights and remedies existing at law or in equity or by statute to collect the obligations evidenced by this Note and enforce Payee’s rights hereunder and under the Security Agreement. Payee’s rights and remedies under this Note and any other agreements and under law shall be cumulative and not exclusive of any other right or remedy which Payee may have.

          Makers hereby waive protest, demand, notice of nonpayment and all other notices in connection with the delivery, acceptance, performance or enforcement of this Note. Any failure or delay of Payee to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any other time or times. The waiver by Payee of a breach or default of any provision of this Note shall not operate or be construed as a waiver of any subsequent breach or default thereof.

          This Note shall be construed and governed by the laws of the State of New Jersey without regard to otherwise applicable principles of conflicts of laws. The provisions of this Note are severable and the invalidity or unenforceability of any provision shall not alter or impair the remaining provisions of this Note. No modification hereof shall be binding or enforceable against Payee unless approved in writing by Payee.

          Each Maker, As An Independent Covenant, And Payee By Its Acceptance Hereof, Each Hereby Waives Any And All Rights It May Have To A Jury Trial In Connection With Any Litigation Commenced By Or Against any Party With Respect To Rights And Obligations Of The Parties Hereto.

          Makers and Payee Irrevocably Consent To The Exclusive Jurisdiction Of The Courts Of The State Of New Jersey or Of The United States District Court For The District Of New Jersey In Any And All Actions And Proceedings Whether Hereunder Or Under the Agreement, and Irrevocably Agree To Service Of Process By Certified Mail Return Receipt Requested, Or By A Nationally Recognized Overnight Courier, Or By Personal Service To The Addresses Of Makers and Payee Set Forth Above.

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[Signature page Promissory Note]

          IN WITNESS WHEREOF, and intending to be legally bound hereby, Maker and Payee have executed this Promissory Note the day and year first above written.

MAKERS

LATTICE INCORPORATED

By:	/s/ Paul Burgess
Title:	CEO

LATTICE GOVERNMENTAL SERVICES, INC.

By:	/s/ Kenneth E. Kaizer
Title:	PRESIDENT

PAYEE

I.	WISTAR MORRIS
/s/ I. Wistar Morris

Exhibit “A”

[Redacted - Confidential]